Exhibit 3A-2

The Netherlands Chamber of
Commerce Business Register
extract
4t$
Was, rrierk
KVK
2017-
04-
28 12:
24:
43
850508447
Cooperatie (comparable with Cooperative)
Oi Brasil Holdings Cooperatief U.A.
Amsterdam
21-04-2011
20-04-2011
11-01-2017
The annual accounts for the financial year 2015 were filed on 02-12-2016.
‘De rechtspersoon bevindt zich in een Braziliaanse gerechtelijke herstructureringsprocedure (em recuperacao judicial), uitgesproken bij gerechtelijke uitspraak van 29 juni 2016 in Rio de Janeiro.’
Oi Brasil Holdings Cooperatief U.A. has been declared bankrupt as from 19-04-2017.
Oi Brasil Holdings Cooperatief U.A.
20-04-2011 (registration date: 21-04-2011)
SBI-code: 6420 - Financial holdings
0
000022497161
Oi Brasil Holdings Cooperatief U.A.
Strawinskylaan 3127, 1077ZX Amsterdam
Postbus 51204, 1007EE Amsterdam
+31885609950
+31885609950
20-04-2011 (registration date: 21-04-2011)
SBI-code: 6420 - Financial holdings
For further information on activities, see Dutch extract.
0
Mr. J.R. Berkenbosch
Postbus 51204, 1007EE Amsterdam
0203054200
19-04-2017 (registration date: 21-04-2017)
Mr. W.F. Korthals Altes
19-04-2017 (registration date: 21-04-2017)
A certified extract is an official proof of registration in the Business Register. Certified extracts issued on paper are signed and contain a microtext and UV logo printed on ‘optically dull’ paper.
CCI number 52578518
Page 1 (of 2)
Legal entity
RSIN
Legal form
Statutory name
Corporate seat
First entry in Business Register
Date of deed of incorporation
Date of deed of last amendment to
the Articles of Association
Filing of the annual accounts
Other details
Company
Trade name
Company start date
Activities
Employees
Establishment
Establishment number
Trade name
Visiting address
Postal address of trustee
Telephone number
Fax number
Date of incorporation
Activities
Employees
Trustee
Name
Adres
Telephone number
Date of entry into office
Examining registrate
Name
Date of entry into office
Board member

The Netherlands Chamber of
Commerce Business Register
extract
CCI number 52578518
Page 2 (of 2)
Name
Visiting address
Registered in
Date of entry into office
Powers
Authorised representative
Name
Visiting address
Registered under CCI number
Date of entry into office
Contents of power of attorney
Bryophyta SP ParticipacOes LTDA
Avenida das Nacoes Unidas, No. 13.947, 9th floor, complex 91, part, SP, 04.794-000,
Market Place Center, Sao Paulo, Brazil
Registro Mercantil
Sao Paulo, Brazil
under number 35.230.498.964
19-04-2017 (registration date: 28-04-2017)
Solely/independently authorised
Vistra B.V.
Strawinskylaan 3127, 8e verdieping, 1077ZX Amsterdam
30091120
01-04-2016 (registration date: 02-05-2016)
Limited power of attorney. Consult file for restrictions.
Extract was made on 28-04-2017 at 12.24 hours.
For extract
mw. Hankie van Baasbank, Raad van Bestuur
2017-
04-
28
12:
24:
43
A certified extract is an official proof of registration in the Business Register. Certified extracts issued on paper are signed and contain a microtext and UV logo printed on ‘optically dull’ paper.

kamer van koophandel

Uittreksel Handelsregister Kamer van Koophandel

KvK-nummer 52578518

Pagina 1 (van 2)

Rechtspersoon	
RSIN	850508447
Rechtsvorm	Coöperatie
Statutaire naam	Oi Brasil Holdings Coöperatief U.A.
Statutaire zetel	Amsterdam
Eerste inschrijving handelsregister	21-04-2011
Datum akte van oprichting	20-04-2011
Datum akte laatste statutenwijziging	11-01-2017
Deponering jaarstuk	De jaarrekening over boekjaar 2015 is gedeponeerd op 02-12-2016.
Overige gegevens	'De rechtspersoon bevindt zich in een Braziliaanse gerechtelijke herstructureringsprocedure (em recuperacao judicial), uitgesproken bij gerechtelijke uitspraak van 29 juni 2016 in Rio de Janeiro.' Met ingang van 19-04-2017 is Oi Brasil Holdings Coöperatief U.A. in staat van faillissement verklaard.
Onderneming	
Handelsnaam	Oi Brasil Holdings Coöperatief U.A.
Startdatum onderneming	20-04-2011 (datum registratie: 21-04-2011)
Activiteiten	SBI-code: 6420 - Financiële holdings
Werkzame personen	0
Vestiging	
Vestigingsnummer	000022497161
Handelsnaam	Oi Brasil Holdings Coöperatief U.A.
Bezoekadres	Strawinskylaan 3127, 1077ZX Amsterdam
Postadres curator	Postbus 51204, 1007EE Amsterdam
Telefoonnummer	0885609950
Faxnummer	0885609950
Datum vestiging	20-04-2011 (datum registratie: 21-04-2011)
Activiteiten	SBI-code: 6420 - Financiële holdings Houdster- en financieringsactiviteiten
Werkzame personen	0
Curator	
Naam	Mr. J.R. Berkenbosch
Adres	Postbus 51204, 1007EE Amsterdam
Telefoonnummer	0203054200
Datum in functie	19-04-2017 (datum registratie: 21-04-2017)
Rechter-commissaris	
Naam	Mr. W.F. Korthals Altes
Datum in functie	19-04-2017 (datum registratie: 21-04-2017)

Waarmerk KvK

Een gewaarmerkt uittreksel is een officieel bewijs van inschrijving in het Handelsregister. Een papieren gewaarmerkt uittreksel is ondertekend, voorzien van een microtekst en uv-logo gedrukt op 'optisch dood' papier.

2017-04-28 12:24:03

Uittreksel Handelsregister Kamer
van Koophandel
KvK-nummer 52578518
Pagina 2 (van 2)
Bestuurder
Naam
Bezoekadres
Ingeschreven in
Datum in functie
Bevoegdheid
Gevolmachtigde
Naam
Bezoekadres
Ingeschreven onder KvK-nummer
Datum in functie
Inhoud volmacht
Bryophyta SP Participacoes LTDA
Avenida das NacOes Unidas, No.13.947, 9th floor, complex 91, part, SP, 04.794-000,
Market Place Center, Sao Paulo, Brazilie
Registro Mercantil
S5o Paulo, Brazilie
onder nummer 35.230.498.964
19-04-2017 (datum registratie: 28-04-2017)
Alleen/zelfstandig bevoegd
Vistra B.V.
Strawinskylaan 3127, 8e verdieping, 1077ZX Amsterdam
30091120
01-04-2016 (datum registratie: 02-05-2016)
Beperkte volmacht. Raadpleeg opgave voor de beperkende bepalingen.
Uittreksel is vervaardigd op 28-04-2017 om 12.24 uur.
Voor uittreksel
mw. Hankie van Baasbank, Raad van Bestuur
Waarrnerk
KvK
2017-
04-
28 12:
24:
03
Een gewaarmerkt uittreksel is een officieel bewijs van inschrijving in het Handelsregister. Een papieren gewaarmerkt uittreksel is ondertekend, voorzien van een microtekst en uv-logo gedrukt op ‘optisch dood’ papier.